EXHIBIT 99.1

NEWS RELEASE

PGTI Reports 2017 Second Quarter and First Half Results
Net Income Per Diluted Share Increased 33 Percent
Sales of $137 million Is All-Time Quarterly Record

VENICE, Fla., August 3, 2017 – PGT Innovations, Inc. (NYSE: PGTI), the leading U.S. manufacturer and supplier of impact-resistant windows and doors, announces financial results for its second quarter and first half ended July 1, 2017.

Second Quarter 2017 Financial Highlights versus Second Quarter 2016

●	Net sales of $137.4 million, an increase of $18.4 million, or 15 percent;
●	Gross margin of 32.4 percent, compared to 31.5 percent;
●	Net income of $10.3 million, compared to $7.4 million;
●	Net income per diluted share of $0.20, compared to $0.15;

First Half 2017 Financial Highlights versus First Half 2016

●	Net sales of $250.1 million, an increase of $30.9 million, or 14 percent;
●	Gross margin of 30.5 percent, compared to 30.8 percent;
●	Net income of $13.3 million, compared to $8.8 million;
●	Net income per diluted share of $0.26, compared to $0.17;

"We exceeded expectations in the second quarter of 2017, delivering a company record for sales for the quarter at $137 million, up 15 percent compared to the second quarter of last year," commented PGT Innovations' Chairman of the Board and Chief Executive Officer, Rod Hershberger. "This quarter's increase compared to last year's second quarter was driven by strong order flow stemming from the 2017 repair and remodeling season, as well as operational improvements, which enhanced our ability to satisfy demand."

Hershberger continued, "Sales of our vinyl WinGuard products helped drive our growth in the second quarter, increasing 35 percent quarter-over-quarter. We developed these products to be the state-of-the-art mix of energy-efficiency, style, and impact-resistance. Their performance over the last two years has proven our ability to design products that are admired by our customers and set the bar for our markets. Since 2014, sales of our vinyl WinGuard products have grown at a compound rate of more than 35 percent per year. Our aluminum impact products also helped drive our growth in the second quarter, increasing 15 percent over last year's second quarter."

Hershberger concluded, "In the near-term, we will focus on continuing to improve operationally to better serve our customers and bring value to our shareholders. In the long-term, we will remain focused on strengthening our brands by developing innovative products and, to the extent we find the right fit, making accretive acquisitions."

Commenting on the second quarter, Jeff Jackson, PGT Innovations' President, stated, "Our workforce was the key to our improved execution during the second quarter, as our team members continued to increase their manufacturing experience and confidence. This helped drive a 90 basis-point quarter-over-quarter improvement in our gross margin."

Jackson continued, "Last quarter, we made certain planned changes in our management structure to align our organization to better capitalize on market opportunities. These changes were effective and helped drive our performance during the second quarter. We took certain additional actions at our WinDoor brand directed towards creating an environment for sustainable growth, which caused some expected, but temporary, production challenges in WinDoor's second-quarter operations. These improvements included putting new leaders and production processes into place, as well as adding to our bench of glass suppliers to diversify our supply-chain for glass. While we expect the transition period for these improvements to continue into the third quarter, we believe they will result in a stronger WinDoor brand, part of a strong three-brand suite of high-quality residential and commercial products. These improvements are in alignment with our objective of delivering added value to our shareholders as we strive towards our goal of becoming a premier, national manufacturer of windows and doors."

Jackson closed stating, "We expect a solid second half, as repair and remodeling demand continues to be steady, and single-family housing starts continue to track towards our estimate of 85,000 for the year, but with the highest growth in new construction occurring in homes with lower opening price-points than we saw last year. We produced strong free cash flow during the second quarter of 2017, from which we elected to make a $12 million voluntary prepayment of term-loan borrowings under our credit facility in the first week of July. Combined with a solid first half of 2017, we anticipate ending the year towards the high end of the ranges for consolidated sales and EBITDA we previously provided, which are sales of $490 to $500 million, and EBITDA of $83 to $87 million."

Conference Call

PGT Innovations will host a conference call on Thursday, August 3, 2017, at 8:30 a.m. The conference call will be available at the same time through the Investor Relations section of the PGT Innovations, Inc. website, http://ir.pgtinnovations.com/events.cfm.

To participate in the conference call, kindly dial into the call a few minutes before the start time: 877-769-6798 (U.S. and Canada) and 678-894-3060 (international). The conference ID is 50292710. A replay of the call will be available beginning August 3, 2017, at 11:30 a.m. eastern time through August 10, 2017, at 11:30 a.m. To access the replay, dial 855-859-2056 (U.S. and Canada) and 404-537-3406 (international) and refer to pass code 50292710.

About PGT Innovations, Inc.

PGT INNOVATIONS, INC. (NYSE:PGTI), headquartered in North Venice, Florida, through its wholly-owned subsidiaries, creates products which focus on protecting and enhancing the beauty and functionality of homes and businesses. The Company's trusted brands include PGT Custom Windows & Doors, CGI Windows & Doors and WinDoor. PGT Innovations, Inc. holds the leadership position in its primary market and is part of the S&P SmallCap 400 Index. For additional information, visit http://ir.pgtinnovations.com.

Forward-Looking Statements

Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may," "expect," "expectations," "outlook," "forecast," "guidance," "intend," "believe," "could," "project," "estimate," "anticipate," "should" and similar terminology. These risks and uncertainties include factors such as:

•	unfavorable changes in new home starts and home remodeling trends, especially in the State of Florida, where the substantial portion of our sales are generated;
•	unfavorable changes in the economy in the United States in general and in the State of Florida, where the substantial portion of our sales are generated;
•	increases in our cost of raw materials, including aluminum, glass and vinyl;
•	our dependence on a limited number of suppliers for certain of our key materials;
•	increases in our transportation costs;
•	our level of indebtedness;
•	our dependence on our impact-resistant product lines;
•	our ability to successfully integrate businesses we may acquire, including our acquisition WinDoor, Inc.
•	product liability and warranty claims brought against us;
•	federal, state and local laws and regulations, including unfavorable changes in local building codes;
•	our dependence on a limited number of manufacturing facilities; and,
•	the other risks and uncertainties discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016.

Statements in this press release that are forward-looking statements include, without limitation, our expectations regarding:  (1) the results of our initiatives to further improve our operational performance; (2) the outcome of our strategies and plans to further strengthen our brands; (3) the results of the changes in management, production processes and suppliers we made at our WinDoor business; (4) the duration and frequency of temporary production challenges our WinDoor business may experience due to those changes in management, production processes and suppliers; (5) the results and benefits of our three-brand go-to-market strategy; (6) our projected financial performance, results and outlook for 2017, including our expectations regarding full-year sales and EBITDA.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

Use of Non-GAAP Financial Measures

This Press Release and the financial schedules include financial measures and terms not calculated in accordance with U.S. generally accepted accounting principles (GAAP). We believe that presentation of non-GAAP measures such as adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this release are provided to give investors access to types of measures that we use in analyzing our results.

Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable investors and analysts to more thoroughly evaluate our current performance as compared to the past performance and provide a better baseline for assessing the Company's future earnings potential. However, these measures do not provide a complete picture of our operations.

EBITDA consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. We believe that EBITDA and adjusted EBITDA provide useful information to investors and analysts about the Company's performance because they eliminate the effects of period-to-period changes in taxes, costs associated with capital investments and interest expense. EBITDA and adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital investments.

Our calculations of adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA to GAAP net income are included in the financial schedules accompanying this release.

SOURCE: PGT Innovations, Inc.

CONTACT: PGT Innovations, Inc.
Brad West, Senior Vice President and CFO
941-480-1600
bwest@pgtindustries.com

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited - in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2017	2016	2017	2016

Net sales	$137,384	$119,033	$250,105	$219,239
Cost of sales	92,831	81,563	173,813	151,786
Gross profit	44,553	37,470	76,292	67,453
Selling, general and administrative expenses	24,650	20,615	47,435	40,676
Income from operations	19,903	16,855	28,857	26,777
Interest expense, net	4,568	5,282	9,478	9,440
Debt extinguishment costs	-	-	-	3,431
Income before income taxes	15,335	11,573	19,379	13,906
Income tax expense	5,080	4,223	6,125	5,077
Net income	$10,255	$7,350	$13,254	$8,829

Basic net income per common share	$0.21	$0.15	$0.27	$0.18

Diluted net income per common share	$0.20	$0.15	$0.26	$0.17

Weighted average common shares outstanding:
Basic	49,473	48,710	49,368	48,702

Diluted	51,664	50,473	51,607	50,465

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited - in thousands)

	July 1,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$50,282	$39,210
Accounts receivable, net	57,308	41,646
Inventories	35,055	30,511
Prepaid expenses and other current assets	8,691	11,010
Total current assets	151,336	122,377

Property, plant and equipment, net	84,375	84,209
Intangible assets, net	117,771	120,930
Goodwill	108,060	108,060
Other assets, net	1,403	1,072
Total assets	$462,945	$436,648

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$32,986	$22,803
Current portion of long-term debt	705	-
Total current liabilities	33,691	22,803

Long-term debt, less current portion	248,569	247,873
Deferred income taxes, net	31,838	31,838
Other liabilities	1,367	1,282
Total liabilities	315,465	303,796

Total shareholders' equity	147,480	132,852
Total liabilities and shareholders' equity	$462,945	$436,648

PGT INNOVATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR GAAP EQUIVALENTS
(unaudited - in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2017	2016	2017	2016
Reconciliation to Adjusted Net Income and
Adjusted Net Income per share (1):
Net income (2)	$10,255	$7,350	$13,254	$8,829
Reconciling items:
Management reorganization costs (3)	-	-	715	-
Thermal Plastic System start-up costs (4)	-	-	517	-
Refinancing- and acquisition-related costs (5)	-	-	-	4,333
Product line termination costs (6)	-	-	-	275
Tax effect of reconciling items	-	-	(435)	(1,626)
Adjusted net income	$10,255	$7,350	$14,051	$11,811

Weighted average shares outstanding:
Diluted (2)	51,664	50,473	51,607	50,465

Adjusted net income per share - diluted	$0.20	$0.15	$0.27	$0.23

Reconciliation to EBITDA and Adjusted EBITDA:
Net income (2)	$10,255	$7,350	$13,254	$8,829
Depreciation and amortization expense	4,669	3,966	9,266	7,418
Interest expense, net	4,568	5,282	9,478	9,440
Income tax expense	5,080	4,223	6,125	5,077
EBITDA	24,572	20,821	38,123	30,764
Reconciling items:
Management reorganization costs (3)	-	-	715	-
Thermal Plastic System start-up costs (4)	-	-	517	-
Refinancing- and acquisition-related costs (5)	-	-	-	4,333
Product line termination costs (6)	-	-	-	275
Adjusted EBITDA	$24,572	$20,821	$39,355	$35,372
Adjusted EBITDA as percentage of net sales	17.9%	17.5%	15.7%	16.1%

(1) The Company's non-GAAP financial measures were explained in its Form 8-K filed August 3, 2017.

(2) Effective on January 1, 2017, we adopted Financial Accounting Standards Board ASU No. 2016-09, "Compensation - Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting" (ASU 2016-09). ASU 2016-09 changes the accounting for excess tax benefits by requiring that they be treated as discrete items of income tax expense in the period they occur. For the three  and six months ended July 1, 2017, income tax expense has been reduced by $407 thousand and $795 thousand, respectively, relating to excess tax benefits on the exercise of stock options and the lapse of restrictions on stock awards. ASU 2016-09 also changed the treasury stock method of calculating diluted shares outstanding to exclude the presumption that common stock equivalents can be reduced by repurchasing shares using excess tax benefits. For the three and six months ended July 1, 2017, diluted shares outstanding includes 710 thousand and 720 thousand shares, respectively, that prior to the adoption of ASU 2016-09 would have been presumed to be bought-back with the proceeds of excess tax benefits, and therefore not outstanding. For the three and six months ended July 2, 2016, diluted shares outstanding would have increased by 839 thousand and 827 thousand shares, respectively, if we had adopted ASU 2016-09 at the beginning of our 2016 fiscal year.

(3) Represents costs associated with planned changes in our management structure in the first quarter of 2017, directed towards maximizing the effectiveness and efficiency of the Company's leadership team, classified within selling, general and administrative expenses in the six months ended July 1, 2017.

(4)  Represents costs incurred in January and February 2017 associated with the start-up of our second Thermal Plastic Spacer system insulated glass line, all of which is classified within cost of sales in the six months ended July 1, 2017.

(5) Represents costs and expenses relating to our February 16, 2016, acquisition of WinDoor, Inc., and simultaneous refinancing of our then existing credit facility into the 2016 Credit Agreement. Of the $4.3 million, $3.4 million represents a non-cash charge relating to and classified as debt extinguishment costs for the six months ended July 2, 2016. The remaining $902 thousand represents transaction- and refinancing-related costs and expenses classified within selling, general and administrative expenses.

(6) Represents costs relating to the discontinuance of PremierVue product category, classified within selling, general and administrative costs in the six months ended July 2, 2016.